UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2013

Tech Data Corporation
(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 Tech Data Drive Clearwater, Florida	33760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   727-539-7429

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 1, 2013, Tech Data Corporation (the "Company") notified The NASDAQ Stock Market that it would delay filing its Annual Report on Form 10-K for its fiscal year ended January 31, 2013 (the "Fiscal 2013 Form 10-K"). The Company expects that the delay will exceed the 15-day extension permitted under rules of the Securities and Exchange Commission. As a result, the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) which requires timely filing of reports required by rules of the Securities and Exchange Commission. The Company intends to submit a plan to regain compliance as quickly as possible, as required by the NASDAQ Listing Rules.

Item 7.01. Regulation FD Disclosure.

On April 1, 2013, the Company issued a press release announcing the delay of the filing of the Fiscal 2013 Form 10-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	April 1, 2013 Press Release by Tech Data Corporation

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation (Registrant)
April 1, 2013 (Date)	/s/ JEFFERY P. HOWELLS Jeffery P. Howells Executive Vice President & Chief Financial Officer (principal financial officer)

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	April 1, 2013 Press Release by Tech Data Corporation